Exhibit 4.1

EXECUTION VERSION

Chart Industries, Inc.

as Issuer

Wells Fargo Bank, National Association

as Trustee

Indenture

Dated November 6, 2017

1.00% Convertible Senior Subordinated Notes due 2024

i

EXHIBIT

Exhibit A	Form of Security	A-1

INDENTURE (this “Indenture”), dated November 6, 2017, between Chart Industries, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Indenture;

WHEREAS, the Company has authorized the creation and issuance under this Indenture of its 1.00% Convertible Senior Subordinated Notes due 2024 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Indenture, and that all requirements necessary to make (i) this Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01    Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular.

“Additional Interest” means any interest that accrues on any Security pursuant to Section 5.13.

“Additional Shares” has the meaning specified in Section 4.07(a) hereof.

“Adjustment Event” means any event that requires an adjustment to the Conversion Rate pursuant to Sections 4.05(a), (b), (c), (d), (e) and (h) hereof, Section 4.06(b) hereof, Section 4.07(a) hereof and Section 4.08(a) hereof.

“Agent” means any Security Registrar, Paying Agent, Custodian, or Conversion Agent.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Procedures” means, with respect to any payment, tender, transfer, conversion or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such payment, tender, transfer, conversion or exchange.

“Authenticating Agent” means an authenticating agent with respect to the Securities appointed by the Trustee pursuant to Section 2.11.

“Averaging Period” has the meaning specified in Section 4.05(e) hereof.

“Bankruptcy Law” means Title 11, the U.S. Code or any similar federal or state law for the relief of debtors.

“Bid Solicitation Agent” means the Company or such other person as may be appointed, from time to time, by the Company to solicit market bid quotations for the Securities in accordance with Section 4.01(b)(2) hereof. The Company will be the initial Bid Solicitation Agent.

“Board of Directors” means the Board of Directors (or the functional equivalent thereof) of the Company or any duly authorized committee of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means, with respect to any Security, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from S&P;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

(8) indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” from Moody’s; and

(9) in the case of any foreign Subsidiary, investments denominated in the currency of the jurisdiction in which that foreign Subsidiary is organized or has its principal place of business, which are similar to and have similar ratings from similar rating agencies to the items specified in clauses (2), (3), (4), (6), (7), and (8).

“Cash Settlement” has the meaning specified in Section 4.03(a) hereof.

“Close of Business” means 5:00 p.m., New York City time.

“Combination Settlement” has the meaning specified in Section 4.03(a) hereof.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Equity” of any person means the Capital Stock of such person that is generally entitled (a) to vote in the election of directors of such person or (b) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

“Common Stock” means, subject to Section 4.08, the shares of common stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed.

The term “common stock” includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Common Stock Change Event” has the meaning specified in Section 4.08(a) hereof.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Section 9.01, shall include its successors and assigns.

“Conversion Agent” has the meaning specified in Section 5.03.

“Conversion Consideration” has the meaning specified in Section 4.03(b) hereof.

“Conversion Date” has the meaning specified in Section 4.02(b) hereof.

“Conversion Notice” has the meaning specified in Section 4.02(b) hereof.

“Conversion Price” means, in respect of each Security, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 17.0285 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Convertible Note Hedge Transaction” means any call option (or substantially equivalent derivative transaction) relating to the Common Stock purchased by the Company or one of its Subsidiaries in connection with the issuance of the Securities (including the issuance of Securities pursuant to the exercise of the Initial Purchasers’ option to purchase additional Securities).

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business in respect of this Indenture shall be principally administered, which office at the date hereof is located at Wells Fargo Bank, National Association, 600 South Fourth Street, Sixth Floor, MAC N9300-060 Minneapolis, MN 55415, Attn: Corporate, Municipal and Escrow Services, and for Agent services such office shall also mean the office or agency of the Trustee located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor, Minneapolis, MN 55415.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated October 29, 2014, among the Company, Chart Industries Luxembourg S.à r.l., Chart Asia Investment Company Limited, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.

“Daily Conversion Value” means, with respect to any VWAP Trading Day during the applicable Observation Period, one-60th of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to the conversion of any Security, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) 60.

“Daily Settlement Amount” for each VWAP Trading Day during the Observation Period for a conversion, shall consist of:

(1)    cash equal to the lesser of (i) the Daily Maximum Cash Amount applicable to such conversion and (ii) the Daily Conversion Value for such VWAP Trading Day; and

(2)    if such Daily Conversion Value exceeds such Daily Maximum Cash Amount, a number of shares of Common Stock equal to the quotient obtained by dividing (i) the excess of such Daily Conversion Value over such Daily Maximum Cash Amount, by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for any VWAP Trading Day, the per-share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GTLS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company, which may include any of the initial purchasers under the Purchase Agreement). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Securities; provided, however, that the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent.

“Defaulted Interest” has the meaning set forth in Section 2.04.

“Deferral Exception” has the meaning specified in Section 4.05(h) hereof.

“Depositary” means, with respect to Global Securities, The Depository Trust Company, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Article 2.

“Designated Institution” has the meaning specified in Section 4.04(a) hereof.

“Designated Senior Indebtedness” means (1) any indebtedness under the Credit Agreement and (2) any other indebtedness constituting Senior Indebtedness permitted hereunder that, at the date of determination, has an aggregate principal amount outstanding of at least $25.0 million and that is specifically designated by the Company in the instrument creating or evidencing such Senior Indebtedness as “Designated Senior Indebtedness” or, in the alternative, as to which the Trustee is given written notice that such Indebtedness is “Designated Senior Indebtedness.”

“Distributed Property” has the meaning specified in Section 4.05(c) hereof.

“Effective Date” has the meaning specified in Section 4.07(c) hereof.

“Event of Default” has the meaning specified in Section 6.01 hereof.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Exempted Fundamental Change” has the meaning specified in Section 3.01(e) hereof.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“Freely Tradable” means, with respect to any Security, that such Security (i) would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 under the Securities Act or otherwise if held by a Person that is not an affiliate of the Company, and that has not been an affiliate of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six-month period beginning on, and including, the date that is six months after the Last Original Issue Date of such Security, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); (ii) is not identified by a “restricted” CUSIP or ISIN number at any time after the Free Trade Date of such Security; and (iii) is not represented by any certificate that bears a “restricted” Security legend at any time after the Free Trade Date of such Security. If the

Company sends notice to the Trustee that the “restricted” Security legend affixed to such Security no longer applies, then such legend will be deemed to be removed from such Security and such Security will be deemed to be identified by “unrestricted” CUSIP and ISIN numbers. However, if such Security is a Global Security, the Company will effect a mandatory exchange or other procedure with the Depositary to cause such Global Security to be exchanged for a Global Security bearing “unrestricted” CUSIP and ISIN numbers as soon as reasonably practicable and for purposes of this definition of “Freely Tradable” and the provisions in Section 5.13, such Global Security will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as the exchange or procedure is effected.

“Free Trade Date” means, with respect to any Security, the date that is one year after the Last Original Issue Date of such Security.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(1)    any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly-Owned Subsidiaries and the Company’s and its Wholly-Owned Subsidiaries’ employee benefit plans) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s Common Equity;

(2)    the consummation of (x) any consolidation, merger, amalgamation or binding share exchange or reclassification or similar transaction between the Company and another person (other than any of the Company’s Wholly-Owned Subsidiaries), in each case pursuant to which the Common Stock shall be converted into, exchanged for, or represent solely the right to receive, cash, securities or other property, other than (i) a transaction effected solely to change the Company’s jurisdiction of incorporation, or to form a holding company for the Company, and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common shares of the surviving entity, (ii) a consolidation, merger, amalgamation or binding share exchange pursuant to which the holders of all classes of the Company’s common equity entitled to vote generally in elections of directors immediately prior to such transaction own, directly or indirectly, 50% or more of the total voting power of all classes of common equity entitled to vote generally in elections of directors of the continuing or surviving corporation, or the parent entity thereof, immediately after giving effect to such transaction, in substantially the same proportions relative to each other as such ownership immediately prior to such transaction or (iii) recapitalizations, reclassifications and changes of the Common Stock resulting solely from a subdivision or combination of Common Stock and for which an adjustment to the Conversion Rate was effected (or would have been effected but for the Deferral Exception) pursuant to Section 4.05(a) or (y) any sale, transfer, lease, conveyance or other disposition, in one transaction or a series of transactions, of all or substantially all of the Company and its Subsidiaries’ assets, on a consolidated basis, to another person (other than any of the Company’s Wholly-Owned Subsidiaries);

(3)    the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than a transaction described in clause (2) above); or

(4)    the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares and cash payments in respect of dissenters’ appraisal rights) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests (or American depositary receipts in respect of common stock or common equity interests) that are traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above, and such transaction constitutes a Common Stock Change Event for which the Reference Property consists of such Consideration, then such event shall not be a “Fundamental Change” and, for the avoidance of doubt, an event that is not considered a “Fundamental Change” pursuant to this proviso shall not be a “Fundamental Change” solely because such event could also be described by clause (1) or (2) above.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.01(a) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a) hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(a) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a) hereof.

“Global Security” means a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indenture” has the meaning set forth in the recitals hereto.

“Interest Payment Date” means, with respect to the payment of interest on the Securities, each May 15 and November 15 of each year, beginning on May 15, 2018 (or such other date as may be specified in the certificate representing the applicable Security).

“Issue Date” means, with respect to the Securities, November 6, 2017.

“Last Original Issue Date” means with respect to any Securities issued pursuant to the Purchase Agreement, and any Securities issued in exchange therefor or in substitution thereof, the Issue Date. If the Company issues any additional Securities after the completion of this offering, then those Securities will have a different Last Original Issue Date.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price (or, if no closing sale price is reported, the average of the last bid price and last ask price or, if more than one in either case, the average of the average last bid price and the average last ask price) per share of the Common Stock on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “Last Reported Sale Price” of the Common Stock will be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant date as reported by the OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such date, the “Last Reported Sale Price” of the Common Stock will be the average of the mid-point of the last bid price and last ask price per share of the Common Stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include one or more of the initial purchasers under the Purchase Agreement.

“Make-Whole Fundamental Change” means any event that (i) is a Fundamental Change or (ii) would be a Fundamental Change, but for the exclusion in subsection (x)(ii) of clause (2) of the definition thereof.

“Market Disruption Event” means, if the Common Stock is listed for trading on The NASDAQ Global Select Market or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half-hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, November 15, 2024.

“Measurement Period” has the meaning specified in Section 4.01(b) hereof.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the credit rating business thereof.

“Non-Payment Default” has the meaning specified in Section 10.03(a) hereof.

“Notice of Default” means the written notice described in Section 6.01(f) hereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any indebtedness.

“Observation Period” means, with respect to any Security, the 60 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following the related Conversion Date; provided that, if the Conversion Date for a Security occurs during the period beginning on, and including, August 15, 2024, and ending on, and including, the second Scheduled Trading Day immediately prior to the Maturity Date, the “Observation Period” for such conversion means the 60 consecutive VWAP Trading Days beginning on, and including, the 61st Scheduled Trading Day immediately preceding the Maturity Date or, if such day is not a VWAP Trading Day, the immediately following VWAP Trading Day.

“Offer Expiration Date” has the meaning specified in Section 4.05(e) hereof.

“Offering Memorandum” means the preliminary offering memorandum dated October 30, 2017 relating to the offering of the Securities.

“Officer” means, with respect to the Company, the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, the chief operating officer, any executive vice president, any senior vice president, any vice president, the treasurer or any assistant treasurer, the controller or any assistant controller or the secretary or any assistant secretary.

“Officer’s Certificate” means a certificate signed by any Officer. Each such certificate shall include the statements provided for in Section 13.13(b), if and to the extent required by the provisions thereof.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion in writing subject to customary exceptions of legal counsel, who may be an employee of or counsel for the Company, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 13.13(b), if and to the extent required by the provisions thereof.

“Outstanding” means, with respect to the Securities, any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 2.08, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) Securities converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Securities then payable, and (D) any and all Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Securities, only such Securities which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.

“Paying Agent” shall be the person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Securities on behalf of the Company.

“Payment Blockage Notice” has the meaning specified in Section 10.03(a) hereof.

“Permitted Junior Securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all Senior Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, joint-stock company, limited liability company, association, trust, unincorporated organization, any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form, without interest coupons.

“Physical Settlement” has the meaning specified in Section 4.03(a) hereof.

“Pricing Term Sheet” means the pricing term sheet, dated October 31, 2017, relating to the Offering Memorandum.

“Purchase Agreement” means the Purchase Agreement, dated October 31, 2017 between the Company and the Representatives, as representative of the several initial purchasers listed therein.

“Regular Record Date” means, with respect to any Interest Payment Date, the May 1 (whether or not a Business Day) or the November 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reference Property” has the meaning specified in Section 4.08(a) hereof.

“Reference Property Unit” has the meaning specified in Section 4.08(a) hereof.

“Reporting Event of Default” has the meaning specified in Section 6.03(a) hereof.

“Representatives” means Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC.

“Responsible Officer” when used with respect to the Trustee means any officer of the Trustee at the Corporate Trust Office assigned by the Trustee to administer its corporate trust matters with respect to this Indenture (which, for the avoidance of doubt, includes without limitation any supplemental indenture hereto), or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC or any successor to the credit ratings business thereof.

“Scheduled Trading Day” means a day on which The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, the principal other Unites States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, the principal other market on which the Common Stock is then traded, is scheduled to be open for trading for its regular trading session. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Indenture.

“Security Register” and “Security Registrar” has the meaning specified in Section 2.03(a) hereof.

“Senior Debt Agent” means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

“Senior Indebtedness” means the following Obligations of the Company, whether outstanding on the Issue Date or thereafter incurred: (1) all indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the Credit Agreement, all hedging Obligations relating to the indebtedness under the Credit Agreement and all treasury management arrangements; (2) all other indebtedness and all other monetary obligations of the Company (other than the Securities), including principal and interest on such indebtedness, unless such indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such indebtedness is issued, is equal in right of payment with, or subordinated in right of payment to, the Securities; and (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2); provided that the term “Senior Indebtedness” shall not include (a) any liability for taxes owed or owing by the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company, or to a joint venture in which the Company or any Subsidiary of the Company has an interest, (c) any trade payables, (d) the portion of any indebtedness of the Company that is incurred in violation of any provision hereunder (but, as to any such indebtedness, no such violation shall be deemed to exist for purposes of this clause (d) if the holders thereof or their representative shall have received an officer’s certificate to the effect that the incurrence of such indebtedness does not (or, in the case of revolving credit debt, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions hereunder and the Company believed in good faith at such time that it was permitted to incur such indebtedness hereunder), (e) any indebtedness of the Company that, when incurred, was without recourse to the Company, (f) any indebtedness to any employee of the Company or any of its Subsidiaries, (g) any Obligations under or with respect to any Convertible Note Hedge Transaction and/or any Warrant Transaction, or (h) any repurchase, redemption or other obligation in respect of Capital Stock of the Company.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means a Subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided, however, that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of determination exceeds $50,000,000.

“Specified Dollar Amount” means, with respect to the conversion of a Security to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Security deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).

“Spin-Off” has the meaning specified in Section 4.05(c) hereof.

“Spin-Off Valuation Period” has the meaning specified in Section 4.05(c) hereof.

“Stock Price” has the meaning specified in Section 4.07(c) hereof.

“Subsidiary” means, with respect to any Person:

(1) any corporation or company a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person (a “subsidiary”), by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person;

(2) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or

(3) any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or (y) the power to elect or appoint or direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.

“Successor Company” has the meaning specified in Section 9.01(a) hereof.

“Successor Person” has the meaning specified in Section 4.08(a) hereof.

“Supplementary Interest” has the meaning specified in Section 6.03(a) hereof.

“Trading Day” means a Scheduled Trading Day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not

then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) there is no Market Disruption Event. If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1.0 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If, on any date the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1.0 million principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities on such date will be deemed to be less than 97% of the product of (i) the Conversion Rate in effect on such date and (ii) the Last Reported Sale Price of the Common Stock on such date. If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required (and the Company is not acting as the Bid Solicitation Agent), or the Bid Solicitation Agent fails to solicit bids when required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 97% of the product of (i) the Conversion Rate and (ii) the Last Reported Sale Price for each date on which the Company fails or the Bid Solicitation Agent fails to do so, as the case may be.

“Trigger Event” has the meaning specified in Section 4.05(c) hereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S.” means the United States of America.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock, for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a Scheduled Trading Day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “VWAP Trading Day” means a “Business Day.”

“Warrant Transaction” means any call option or warrant relating to, or a right to purchase, the Common Stock (or substantially equivalent derivative transaction) sold by the Company substantially concurrently with any purchase of a related Convertible Note Hedge Transaction.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02    References to Interest. Any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest and Supplementary Interest if, in such context, Additional Interest or Supplementary Interest, as applicable, is, was or would be payable pursuant to Section 5.13 or Section 6.03, respectively. Any express mention of the payment of Additional Interest or Supplementary Interest in any provision hereof shall not be construed as excluding Additional Interest or Supplementary Interest in those provisions hereof where such express mention is not made.

ARTICLE 2.

THE SECURITIES

Section 2.01    Title and Terms; Payments.

(a)    Establishment; Designation. There is hereby established and authorized a new series of Securities, which series of Securities shall be designated the “1.00% Convertible Senior Subordinated Notes due 2024.”

(b)    Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under this Indenture is limited to $258,750,000. In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 2.06, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, purchase or conversion of Securities pursuant to Sections 2.03, 2.07, 2.08, 3.05 and 4.02 hereof.

(c)    Further Issues. The Company may, without the consent of the Holders, issue additional Securities in an unlimited aggregate principal amount under this Indenture with the same terms as the Securities initially issued under this Indenture (except for differences in the issue price, the date as of which interest begins to accrue (including interest, if any, accrued prior to the issue date of such additional Securities), the first interest payment date for such additional Securities, transfer restrictions and provisions relating to Additional Interest); provided, that if the additional Securities are not fungible with the Securities initially issued hereunder for United States federal income tax purposes, the additional Securities will have a separate, or no, CUSIP number. Any such additional Securities will, for all purposes of this Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under this Indenture.

(d)    Purchases. The Company and its Subsidiaries may from time to time purchase Securities in open market purchases in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders. Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under this Indenture.

(e)    Denominations. The Securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 2.02    Forms.

(a)    In General. The Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear a form notice of conversion, form fundamental change purchase notice and form of assignment and transfer substantially in the form set forth in Attachments 1, 2 and 3, respectively, to Exhibit A hereto.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

Any Security that is a “restricted” Security will bear a legend substantially in the form of the legend set forth in Exhibit A.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and control.

(b)    Initial and Subsequent Form of Securities. The Company hereby initially appoints The Depository Trust Company as the Depositary for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons

(i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary. The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary, and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 2.03(c)(1) through (4) hereof, all Securities will be represented by one or more Global Securities.

(c)    Global Securities. Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.

The Company shall execute each Global Security and the Trustee shall, in accordance with Section 2.06, authenticate and deliver, each Global Security that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities, and adjustments to the balance of such Global Security shall be noted on the Schedule of Increases or Decreases with respect to such Global Security in accordance with Applicable Procedures, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction (or if the Depositary names the Trustee as its custodian, retained by the Trustee).

Only the Trustee or the Custodian, at the direction of the Trustee, may endorse the Schedule of Increases and Decreases of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with this Indenture and the Applicable Procedures, the Trustee or the Custodian at the direction of the Trustee, will endorse such Schedule of Increases and Decreases of a Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03    Transfer and Exchange.

(a)    In General. The Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article 3 hereof or for conversion in accordance with Article 4 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer set forth in Attachment 3 to Exhibit A hereto will be deemed to be written instrument of transfer satisfactory to the Company and the Security Registrar.

At such time as all interests in a Global Security have been purchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Security is purchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on the Schedule of Increases and Decreases of such Global Security, by the Trustee or the Custodian at the direction of the Trustee, to reflect such reduction.

(b)    Global Securities. Every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)    Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest on such Security at the Maturity Date, in connection with a Fundamental Change, upon any conversion and for all other purposes whatsoever, including delivery of shares of Common Stock on conversion, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in this Article 2:

(1)    Each Global Security will be exchanged for Physical Securities if the Depositary delivers notice to the Company that the Depositary is unwilling, unable or no longer permitted under applicable law to continue to act as Depositary, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

(2)    If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Security Registrar.

(3)    Each Global Security will be exchanged for Physical Securities if the Depositary ceases to be to be registered as a clearing agency under the Exchange Act and a successor depository is not appointed within 90 days.

(4)    If the Company notifies the Trustee that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and each affected owner of a beneficial interest in such Global Security (or portion thereof) to be exchanged consents to such exchange, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Security Registrar. In the case of an exchange for Physical Securities under clauses (1) and (3) above:

(A) each Global Security will be deemed surrendered to the Trustee for cancellation;

(B) the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C) the Company, in accordance with Section 2.06, will promptly execute, and, upon receipt of a Company request, the Trustee, in accordance with Section 2.06, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Securities are required to bear under this Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A) the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Security Registrar by the Depositary;

(B) the Company, in accordance with Section 2.06, will promptly execute, and, upon receipt of a Company request, the Trustee, in accordance with Section 2.06, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture; and

(C) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (4) above:

(A)    the Company will deliver notice of such request to the Security Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B)    the Company, in accordance with Section 2.06, will promptly execute, and, upon receipt of a Company request, the Trustee, in accordance with Section 2.06, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture and any applicable law; and

(C)    the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2), (3) and (4) above, the Company may rely on the Depositary to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depositary.

(d)    Physical Securities. Except to the extent otherwise provided in this Article 2, Physical Securities may be transferred or exchanged in accordance with the following:

(1)    The Company shall keep, or cause to be kept, at its office or agency in the continental United States of America designated for such purpose a register or registers (herein referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities and the transfers of Securities as in this Article 2 provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and transfer of Securities as herein provided shall be appointed as authorized by Board Resolution (the “Security Registrar”).

Upon surrender for transfer of any Security at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Security for a like aggregate principal amount.

All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Security Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing.

(2)    Except as otherwise set forth in this Indenture, no service charge shall be made for any exchange or registration of transfer of Securities, or issue of new Securities in case of repurchase, conversion or exchange of less than the entire principal amount of a Security, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.07 and Section 8.05 not involving any transfer.

(3)    The Company shall not be required to register the transfer of or exchange any Securities surrendered for repurchase, but not validly withdrawn, other than the portion of any such Securities not surrendered for repurchase. The provisions of this Section 2.05 are, with respect to any Global Security, subject to Section 2.11 hereof.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e)    Tax Reporting Obligations. In connection with any proposed transfer of any Physical Securities, the Company or the Depositary, shall, as required by law, provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information, except as required by law.

Section 2.04    Payments on the Securities.

(a)    In General. Each Security will accrue interest at a rate equal to 1.00% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date. Interest on a Security will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3 hereof, any Fundamental Change Purchase Date for such Security, and subject to the provisions of Article 4 hereof, any Conversion Date for such Security. Interest on any Security will be payable semi-annually in arrears on each Interest Payment Date, beginning May 15, 2018 (or such other date as may be specified in the certificate representing such Security), to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Pursuant to Section 6.03 hereof, in certain circumstances, the Company may be obligated to pay Holders Supplementary Interest.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.

The principal of and the interest on the Securities, as well as any premium thereon in the case of a repurchase thereof prior to maturity, and any cash amount due upon the conversion thereof, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company in the continental United States of America maintained for that purpose. Each Security shall be dated the date of its authentication.

Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1)    The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Holder at his or her address as it appears in the Security Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities are registered on such special record date.

(2)    The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b)    Method of Payment. The Company will pay the principal of, the Fundamental Change Purchase Price for, and any cash portion of the Conversion Consideration with respect to, any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the continental United States, prior to 10:00 a.m. New York City time on the relevant payment or settlement date, as the case may be. The Company will pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $5,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $5,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Security Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Security Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, the Fundamental Change Purchase Price for, and any cash portion of the Conversion Consideration with respect to, any Global Security to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c)    Defaulted Payments. If the Company fails to pay the principal of, interest on or Fundamental Change Purchase Price for any Security at the time and in the manner required hereunder, to the extent lawful, the unpaid portion of such interest, principal or Fundamental Change Purchase Price, as the case may be, will accrue additional interest at a rate equal to the then-applicable interest rate of the Securities from the date of such failure. The Company will pay any such interest in accordance with Section 2.04, as though the failure that caused such interest to accrue were a failure to pay interest on a Security and such interest were Defaulted Interest.

Section 2.05    CUSIPs. The Company, in issuing the Securities, may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that (a) any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice; (b) reliance may be placed only on the other identification numbers printed on the Securities; and (c) any such notice shall not be affected by any defect in or omission of such numbers. The Company shall, without unreasonable delay, notify the Trustee of any change in the “CUSIP” numbers.

Section 2.06    Execution and Authentication. The Securities shall be signed on behalf of the Company by one of its Officers. Signatures may be in the form of a manual or facsimile signature.

The Company may use the facsimile signature of any Person who shall have been an Officer (at the time of execution), notwithstanding the fact that at the time the Securities shall be authenticated and delivered or disposed of such Person shall have ceased to be such an officer of the Company. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication by the Trustee.

A Security shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, signed by an Officer, and the Trustee in accordance with such written order shall authenticate and deliver such Securities.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and shall be fully protected in relying upon:

(1)    an Opinion of Counsel or reliance letter; and

(2)    an Officer’s Certificate stating that all conditions precedent to the execution, authentication and delivery of such Securities have been complied with and that, to the best knowledge of the Persons executing such certificate, no Default with respect to any of the Securities shall have occurred and be continuing.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Section 2.07    Temporary Securities. Pending the preparation of any Physical Securities, the Company may execute, and the Trustee shall authenticate and deliver, temporary Securities (printed, lithographed or typewritten) of any authorized denomination. Such temporary Securities shall be substantially in the form of the Physical Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the Physical Securities. Without unnecessary delay the Company will execute and will furnish Physical Securities and thereupon any or all temporary Securities may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company in the continental United States of America designated for the purpose, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of Physical Securities, unless the Company advises the Trustee to the effect that Physical Securities need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as Physical Securities authenticated and delivered hereunder.

Section 2.08    Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or Physical Security shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any Officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every replacement Security issued pursuant to the provisions of this Section 2.08 shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.09    Cancellation. All Securities surrendered for the purpose of payment, repurchase, exchange, registration of transfer or conversion shall, if surrendered to the Company or any Paying Agent (or any other applicable agent), be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. The Trustee may dispose of canceled Securities in accordance with its standard procedures and upon request shall deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.10    Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Registrar or their successors hereunder, holders of Senior Indebtedness or the Holders of the Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities.

Section 2.11    Authenticating Agent. So long as any of the Securities remain Outstanding there may be an Authenticating Agent for any or all Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange, transfer, repurchase or conversion thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

ARTICLE 3.

PURCHASES

Section 3.01    Purchase at Option of Holders upon a Fundamental Change. (a) If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Securities, or any portion thereof in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 Business Days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Security on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Security on or, at the Company’s election, before such Interest Payment Date to the Holder of record of such Security as of such Regular Record Date.

Purchases of Securities under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(1)    if the Securities to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Security attached hereto as Exhibit A and of the Securities, duly endorsed for transfer, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”); and

(2)    if the Securities to be purchased are Global Securities, delivery of the Securities, by book-entry transfer, in compliance with the Applicable Procedures of the Depositary and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Securities to be purchased shall state:

(1)    if Physical Securities have been issued, the certificate numbers of such Securities;

(3)    the portion of the principal amount of such Securities, which must be $1,000 or an integral multiple of $1,000 in excess thereof; and

(4)    that such Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b)    On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a press release and publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(1)    the events causing the Fundamental Change and whether such Fundamental Change is also a Make-Whole Fundamental Change;

(2)    the date of the Fundamental Change;

(3)    the last date on which a Holder of Securities may exercise the purchase right pursuant to this Article 3;

(4)    the Fundamental Change Purchase Price;

(5)    the Fundamental Change Purchase Date;

(6)    the name and address of the Paying Agent and the Conversion Agent, if applicable;

(7)    if applicable, the Conversion Rate and any adjustments to the Conversion Rate on account of such Fundamental Change;

(8)    that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder validly withdraws the Fundamental Change Purchase Notice in accordance with this Indenture;

(9)    that the Holder must exercise the purchase right prior to the Fundamental Change Expiration Time;

(10)    that the Holder shall have the right to withdraw any Securities surrendered for purchase prior to the Fundamental Change Expiration Time; and

(11)    the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 3.01.

(c)    Notwithstanding the foregoing, there shall be no purchase of any Securities pursuant to this Section 3.01 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date. The Paying Agent will promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Securities and shall deem to be cancelled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(d)    Notwithstanding anything to the contrary in this Section 3.01, the Company will be deemed to satisfy its obligations under this Section 3.01 if (i) a third party conducts the repurchase offer and repurchases tendered Securities in a manner that would have satisfied the requirements of this Section 3.01 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Security repurchased by such third will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company repurchased such Security.

(e)    Notwithstanding anything to the contrary in this Section 3.01, the Company will not be required to send a Fundamental Change Company Notice pursuant to Section 3.01(b), or offer to repurchase or repurchase any Securities pursuant to this Section 3.01, in connection with a Fundamental Change occurring pursuant to clause (2)(x) (or pursuant to clause (1) that also constitutes a Fundamental Change occurring pursuant to clause (2)(x)) of the definition thereof, if (i) such Fundamental Change also constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Securities become convertible, pursuant to Section 4.08, into consideration that consists solely of U.S. cash in an amount per $1,000 aggregate principal amount of Securities that equals or exceeds the Fundamental Change Purchase Price per $1,000 aggregate principal amount of Securities (calculated assuming that the same includes accrued interest to, but excluding, the latest possible Fundamental Change Purchase Date for such Fundamental Change); and (iii) the Company timely sends the notice of the Holders’ right to convert their Securities in connection with such Fundamental Change required pursuant to Section 4.01(b)(4) (any such Fundamental Change described in this Section 3.01(e), an “Exempted Fundamental Change”).

Section 3.02    Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.01, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Security (and any previously accrued and unpaid interest on such Security). Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 3.01 have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.03    Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:

(1)    the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(2)    if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(3)    the principal amount, if any, of each Security that remains subject to the Fundamental Change Purchase Notice, which must be $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Securities are Global Securities, the notice must comply with Applicable Procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

Section 3.04    Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Securities will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or book-entry transfer, as required by Section 3.01(a), of such Securities), in each case subject to the right of a Holder as of the Close of Business on a Regular Record Date to receive the related interest payment.

Section 3.05    Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver (or transfer by book entry) to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.06    Covenant To Comply with Applicable Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section 3.01, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and (iii) otherwise comply with all federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

Section 3.07    Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent upon Company request shall promptly return any such excess to the Company.

ARTICLE 4.

CONVERSION

Section 4.01    Right To Convert. (a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert its Securities, or any portion of its Securities in a principal amount that is $1,000 or an integral multiple of $1,000 in excess thereof, into the Conversion Consideration determined in accordance with Section 4.03 hereof, (x) prior to the Close of Business on the Business Day immediately preceding August 15, 2024, only upon satisfaction of one or more of the conditions described in Section 4.01(b) hereof, and (y) on or after August 15, 2024, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(b)    (1) A Holder may surrender Securities for conversion during any fiscal quarter commencing after December 31, 2017 (and only during such fiscal quarter) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each Trading Day. The Company shall determine at the beginning of each fiscal quarter commencing after March 31, 2018 whether the Securities may be surrendered for conversion in accordance with this clause (1) and shall notify the Trustee and the Conversion Agent in writing if the Securities become convertible in accordance with this clause (1). Such written notice may be shared by the Trustee or Conversion Agent with the Holders upon request.

(2)    A Holder may surrender Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which, as determined following a request by a Holder in accordance with the procedures set forth in this Section 4.01(b)(2), for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Securities was less than 97% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. The Trading Price shall be determined by the Company pursuant to this Section 4.01(b)(2) and the definition of “Trading Price” set forth in Section 1.01 hereof. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to solicit the applicable market bid quotations of the Securities unless the Company has requested that it do so in writing; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, to determine the Trading Price of the Securities) unless one or more Holders holding, in the aggregate, at least $2.0 million principal amount of Securities provides it with reasonable written evidence that the Trading Price per $1,000 principal amount of Securities would be less than 97% of the product of (i) the Conversion Rate in effect on the next Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day and requests that the Company require the Bid Solicitation Agent (if not the Company) to begin soliciting market bid quotations for the Securities (or, if the Company is the Bid Solicitation Agent, requests that the Company begin determining the Trading Price of the Securities). At such time, (i) the Company shall instruct the Bid Solicitation Agent to solicit market bid quotations for the Securities (or, if the Company is the Bid Solicitation Agent, the Company shall determine the Trading Price per $1,000 principal amount of the Securities) beginning on the next Trading Day and on each successive Trading Day until the Company instructs the Bid Solicitation Agent in writing to cease soliciting market bid quotations for the Securities and (ii) the Company shall determine the Trading Price per $1,000 principal amount of the Securities based upon the market bid quotations received from the Bid Solicitation Agent (if not the Company) beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for a Trading Day is greater than or equal to 97% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. Whenever the condition to conversion set forth in this Section 4.01(b)(2) has been met, but was not met on the immediately preceding Trading Day, the Company will so notify the Holders and the Trustee. If, at any time after the condition to conversion set forth in this Section 4.02(b)(2) has been met, the condition to conversion set forth in this Section 4.02(b)(2) ceases to be met, the Company will so notify the Holders and the Trustee on the first Trading Day on which such condition ceases to be met. Each of the Trustee, Bid Solicitation Agent, Conversion Agent, Paying Agent and Registrar (in each case, if not the Company) shall have no responsibility to determine the Trading Price of the Securities or whether the condition to conversion set forth in this Section 4.01(b)(2) has been met.

(3)    If the Company elects to (x) issue to all or substantially all holders of the Common Stock rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (x) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or (y) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (y) upon their separation from the Common Stock or upon the occurrence of such triggering event), which distribution has a per-share value, as reasonably determined by the

Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders and the Trustee at least 70 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur). Holders may surrender their Securities for conversion at any time during the period beginning on the 70th Scheduled Trading Day immediately prior to the Ex-Dividend Date for such issuance or distribution and ending on the earlier of (a) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution or (b) its announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time.

(4)    If (i) a Make-Whole Fundamental Change occurs or (ii) the Company is a party to (x) a consolidation, merger, amalgamation or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other assets or (y) a sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another Person (other than any of the Company’s wholly-owned Subsidiaries), the Securities may be surrendered for conversion at any time from or after the effective date of such transaction or event until the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, or, if there is no Fundamental Change Purchase Date, the 35th Trading Day immediately following the effective date for the transaction. The Company will notify the Holders of any such transaction or event no later than the effective date of such transaction or event.

Section 4.02    Conversion Procedures.

(a)    Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures of the Depositary.

(b)    To exercise the conversion privilege with respect to a beneficial interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

To exercise the conversion privilege with respect to any Physical Securities, the Holder of such Physical Securities shall:

(1)    complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(2)    deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(3)    if required, furnish appropriate endorsements and transfer documents,

(4)    if required, make any payment required under Section 4.02(f); and

(5)    if required, pay all transfer or similar taxes as set forth in Section 4.02(g).

If, upon conversion of a Security, any shares of Common Stock are to be issued to a person other than the Holder of such Security, the related Conversion Notice shall include such other person’s name and address.

If a Security is subject to a Fundamental Change Purchase Notice, such Security may not be converted except to the extent such Security is not subject to a Fundamental Change Purchase Notice, or unless such Fundamental Change Purchase Notice is validly withdrawn in accordance with Section 3.03 hereof prior to the relevant Fundamental Change Purchase Expiration Time.

For any Security, the first Business Day on which the Holder of such Security satisfies all of the applicable requirements set forth above with respect to such Security and on which conversion of such Security is not otherwise prohibited under this Indenture shall be the “Conversion Date” with respect to such Security.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that except to the extent required by Section 4.05 hereof, the person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record of such shares of Common Stock as of the Close of Business on (i) the Conversion Date (in the case of Physical Settlement) or (ii) the last VWAP Trading Day of the applicable Observation Period (in the case of Combination Settlement).

(c)    Endorsement. Any Securities surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)    Physical Securities. If any Securities in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(e)    Global Securities. Upon the conversion of a beneficial interest in Global Securities, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f)    Interest Due Upon Conversion. If the Conversion Date for a Security is after a Regular Record Date but prior to the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of interest that will payable on such Security on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the Holder converts its Security after the Close of Business on such Regular Record Date and on or prior to the Open of Business on such Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

Therefore, for the avoidance of doubt, all applicable record Holders at the Close of Business on the Regular Record Date immediately preceding the Maturity Date will receive the full interest payment due on the Maturity Date regardless of whether their Securities have been converted with a Conversion Date occurring after such Regular Record Date.

(g)    Taxes Due upon Conversion. If a Holder converts a Security, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03    Settlement Upon Conversion.

(a)    Settlement Method. Upon the conversion of any Security, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 4, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares (a “Physical Settlement”); (y) solely cash (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares (a “Combination Settlement”).

The Company will have the right to elect the Settlement Method applicable to any conversion of a Security; provided, however, that:

(1)    all conversions of Securities with a Conversion Date that occurs on or after the 125th Scheduled Trading Day immediately before the Maturity Date will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders and the Conversion Agent no later than the Close of Business on the 125th Scheduled Trading Day immediately before the Maturity Date;

(2)    if the Company elects a Settlement Method with respect to the conversion of any Security whose Conversion Date occurs before 125th Scheduled Trading Day immediately before the Maturity Date, then the Company will send notice of such Settlement Method to the Holder of such Security and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(3)    the Company will use the same Settlement Method for all conversions of Securities with a Conversion Date that occurs on the same day (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Securities whose Conversion Dates occur on different days, except as provided in clause (1) above;

(4)    if the Company does not timely elect a Settlement Method with respect to the conversion of a Security, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(5)    if the Company timely elects Combination Settlement with respect to the conversion of a Security but does not timely notify the Holder of such Security of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Securities (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and

(6)    the Settlement Method will be subject to Section 4.08(a).

(7)    Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Security and the number of shares of Common Stock deliverable pursuant to Section 4.03(b) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(8)    Conversion of Multiple Securities by a Single Holder. If a Holder surrenders more than one Security for conversion on a single Conversion Date, then, subject to the Applicable Procedures, the Company will calculate the consideration due with respect to such Securities as if such Holder had surrendered for conversion one Security having an aggregate principal amount equal to the sum of the principal amounts of each of the Securities surrendered for conversion by such Holder on such Conversion Date.

(b)    Conversion Consideration. The type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Security to be converted will be as follows:

(1)    if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(2)    if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(3)    if Combination Settlement applies to such conversion, consideration consisting of the sum of the Daily Settlement Amounts for each VWAP Trading Day in such Observation Period.

(c)    Delivery of the Conversion Consideration. Except as set forth in Sections 4.07 and 4.08, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Security to the Holder on the second Business Day immediately following (i) the Conversion Date (in the case of Physical Settlement) or (ii) the last VWAP Trading Day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement).

(d)    Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Security, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Security and the Company’s delivery of the consideration, if any, into which a Security is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Security to, but excluding, the Conversion Date; provided, however, that if the Conversion Date for a Security is after a Regular Record Date and prior to the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on or, at the Company’s election, before such Interest Payment Date to the Holder of such Security at the Close of Business on such Regular Record Date (provided the Holder makes the interest payment upon conversion as provided in Section 4.02(f), if required).

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the Conversion Consideration for any Security includes both cash and shares of the Common Stock, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion. In no event will a Holder be entitled to receive any dividend or other distribution with respect to any Common Stock issued on conversion of such Holder’s Securities if the applicable Conversion Date is after the Regular Record Date for such dividend or distribution. Prior to the settlement of any conversion in accordance with Section 4.03, a Holder shall not be the owner of any Common Stock issuable upon Conversion of such Holder’s Securities.

(e)    Notices. Whenever a Conversion Date occurs with respect to a Security, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Securities converted on such Conversion Date and the names of the Holders that converted Securities on such Conversion Date.

On the first Business Day immediately following the last VWAP Trading Day of the Observation Period applicable to any Security, the Company will deliver written notice to the Conversion Agent and the Trustee stating the consideration, if any, that the Company is obligated to pay to satisfy its conversion obligation with respect to each Security converted on such Conversion Date.

Section 4.04    Exchange in Lieu of Conversion

(a)    If a Holder surrenders Securities for conversion, then, notwithstanding anything herein to the contrary, the Company may direct the Conversion Agent to surrender, on or prior to the first Business Day following the Conversion Date, such Securities to one or more financial institutions designated by the Company (a “Designated Institution”) for exchange in lieu of conversion.

In order to accept any Securities surrendered for conversion, the Designated Institution must agree to deliver, in exchange for such Securities, the Conversion Consideration for such Securities at the time the Company would otherwise be required to deliver such Conversion Consideration pursuant to Sections 4.03, 4.07 or 4.08.

If the Company directs the Conversion Agent to surrender such Securities to a Designated Institution for exchange in lieu of conversion, by the Close of Business on the Business Day immediately following the Conversion Date, the Company will deliver written notice of such exchange in lieu of conversion to the converting Holder, the Trustee and the Conversion Agent and whether a Designated Institution has agreed to make such exchange in lieu of conversion. A copy of such notice shall be delivered to a Designated Institution and, if such exchange has been agreed to, in the case of Securities represented by a Global Security, such notice shall also include (i) wire instructions and (in the event Physical Settlement or Combination Settlement applies to the conversion) free delivery trade information for a Designated Institution to deliver the Conversion Consideration for such Securities to such Holder pursuant to the following, (ii) instructions to process a free delivery trade of the Securities to a Designated Institution, and (iii) the Settlement Method applicable to such conversion, which Settlement Method will comply with Section 4.03(a).

(b)    If a Designated Institution accepts Securities surrendered for exchange in lieu of conversion, it shall (i) deliver the Conversion Consideration for such Securities directly to the Holder of such Securities no later than 11:00 a.m., New York City time, on the date the Company would have been required to deliver such consideration had the Company not made an exchange in lieu of conversion using, in the case of Securities represented by a Global Security, the wire instructions and (if applicable) free delivery trade information on the notice that the Company shall have delivered to each Designated Institution pursuant to Section 4.04(a) and (ii)(x) send an e-mail notification to the Conversion Agent once it has (I) wired the cash consideration due upon conversion for such Securities to such Holder, providing a Federal Reference Number, (II) if applicable, processed a free delivery trade to such Holder for the shares of Common Stock due upon conversion, and (III) confirmed receipt of the free delivery of the Securities, and (y) the Conversion Agent shall then contact such Holder’s Depositary custodian to confirm such Depositary custodian’s receipt of such cash and (if applicable) shares of Common Stock. Such payment and delivery shall be deemed to satisfy the Company’s conversion obligations under this Article 4 with respect to the conversion of such Securities. Any Securities so exchanged by a Designated Institution shall remain outstanding for all purposes under this Indenture.

(c)    If a Designated Institution agrees to accept any Securities for exchange in lieu of conversion but does not timely deliver the Conversion Consideration therefor, or if a Designated Institution does not accept such Securities for exchange, the Company shall deliver the Conversion Consideration for such Securities to such converting Holder as if the Company had not made such exchange in lieu of conversion election.

(d)    For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 4.04 require such Designated Institution to accept any Securities for exchange in lieu of conversion, and in no event will the Company be obligated to pay any consideration to, or otherwise enter into any agreement with, any Designated Institution for or with respect to such designation.

Section 4.05    Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.05, except that the Company shall not make any adjustment to the Conversion Rate if each Holder participates (other than in the case of a share split or share combination or a tender offer or exchange offer), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Securities, in any of the relevant transactions described below without having to convert its Securities and as if it held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(a)    If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR 0 ×	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately re-adjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)    If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR 1 = CR 0 ×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.05(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be re-adjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.05(b) and Section 4.01(b)(3) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(1)    dividends or distributions of the Common Stock, rights, options or warrants as to which an adjustment was effected (or would have been effected but for the Deferral Exception) pursuant to Section 4.05(a) hereof or Section 4.05(b) hereof;

(2)    dividends or distributions paid exclusively in cash as to which an adjustment was effected (or would have been effected but for the Deferral Exception) pursuant to Section 4.05(d) hereof;

(3)    rights issued pursuant to a stockholder rights plan, except to the extent provided below and in Section 4.05(g);

(4)    a distribution solely pursuant to a Common Stock Change Event, as to which Section 4.08 applies; and

(5)    Spin-Offs as to which the provisions set forth below in this Section 4.05(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, assets, property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR 0 ×	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of Securities shall receive, in respect of each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.05(c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit of the Company (other than solely pursuant to a Common Stock Change Event, as to which Section 4.08 applies), and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR 0 ×	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period from, and including, the Ex-Dividend Date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Spin-Off Valuation Period.

If Cash Settlement or Combination Settlement applies to the conversion of a Security and the first VWAP Trading Day of the Observation Period applicable to such conversion occurs after the first Trading Day of the Spin-Off Valuation Period for such Spin-Off, but on or before the last Trading Day of the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of such conversion, the reference in the above definition of “FMV0” to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the first VWAP Trading Day of such Observation Period. If Cash Settlement or combination Settlement applies to the conversion of a Security and one or more VWAP Trading Days of the Observation Period for such conversion occurs on the Ex-Dividend Date for such Spin-Off, then, solely for purposes of such conversion, (x) such Observation Period will be suspended on such Ex-Dividend Date and will resume immediately after the first Trading Day of the Spin-Off Valuation Period for such Spin-Off, and (y) the reference in the above definition of “FMV0” to 10 consecutive Trading Days deemed replaced with a reference to one (1) Trading Day.

If Physical Settlement applies to the conversion of a Security and the Conversion Date for such conversion occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of such conversion, the reference in the above definition of “FMV0” to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Spin-Off Valuation Period for such Spin-Off to, but excluding, such Conversion Date. If the dividend or distribution constituting the Spin-Off is not so paid or made, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of the second adjustment set forth in this clause 4.05(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.01 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Spin-Off Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.05(g), for the purposes of this Section 4.05(c), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.05(c), (and no adjustment to the Conversion Rate under this Section 4.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the

Conversion Rate shall be made under this Section 4.05(c). If any such rights, options or warrants, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.05(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be re-adjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be re-adjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be re-adjusted as if such rights and warrants had not been issued.

(d)    If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (excluding any cash payable in connection with a tender offer or exchange offer made by the Company or any of its Subsidiaries, as to which the provisions described in Section 4.05(e) will apply, to the extent applicable), the Conversion Rate shall be adjusted based on the following formula:

CR 1 = CR 0 ×	SP0
SP0 - C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share that the Company distributes to holders of the Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)    If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR 0 ×	AC + (SP1 × OS1 )
OS0 × SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business the Offer Expiration Date;

AC	=	the aggregate fair market value, on the Offer Expiration Date, of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Close of Business on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (the “Averaging Period”).

If Cash Settlement or Combination Settlement applies to the conversion of a Security and the first VWAP Trading Day of the Observation Period for such conversion occurs after the first Trading Day of the Averaging Period for such tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, then, solely for purposes of such conversion, the reference in the above definition of “SP1” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first VWAP Trading Day of such Observation Period. If Cash Settlement or Combination Settlement applies to the conversion a Security and one or more VWAP Trading Days of the Observation Period for such conversion occurs on or after the Offer Expiration Date for such tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, then, solely for purposes of such conversion, (x) such Observation Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer, and (y) the reference in the above definition of “SP1” to “10” shall be deemed replaced with a reference to one (1).

If Physical Settlement applies to the conversion of a Security and the Conversion Date for such conversion occurs during the Averaging Period for such tender or exchange offer, then, solely for purposes of such conversion, the reference in the above definition of “SP1” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, such Conversion Date. If the Conversion Date for the conversion of a Security to which Physical Settlement applies occurs on the Offer Expiration Date for such tender or exchange offer, then, solely for purposes of such conversion, such Conversion Date will be deemed to occur on the first Trading Day of the Averaging Period for such tender or exchange offer.

(f)    Special Settlement Provisions. Notwithstanding anything to the contrary herein, if

(1)    a Holder converts a Security;

(2)    Physical Settlement or Combination Settlement applies to such conversion;

(3)    Any shares of Common Stock are due upon such conversion (in the case of Physical Settlement) or the Daily Settlement Amount for any VWAP Trading Day during the Observation Period for such conversion includes any shares of Common Stock (in the case of Combination Settlement);

(4)    the Conversion Rate for such Conversion Date (in the case of Physical settlement) or such VWAP Trading Date (in the case of Combination Settlement) is adjusted on account of any event described in Sections 4.05(a) through (e) hereof; and

(5)    such shares of Common Stock would, but for this provision, entitle their holder to participate in such event,

then, although the Company will treat such Holder as the holder of record of such shares of Common Stock as of the Close of Business on such Conversion Date (in the case of Physical Settlement) or the last VWAP Trading Day of such Observation Period (in the case of Combination Settlement), the Company will not permit such Holder to participate in such event on account of such shares of Common Stock.

In addition, notwithstanding anything to the contrary herein, if a Holder converts a Security and:

(1)    Physical Settlement or Combination Settlement applies to such conversion;

(2)    the record date, effective date or Offer Expiration Date for any event that requires an adjustment to the Conversion Rate under any of Sections 4.05(a) through (e) hereof occurs on or before the Conversion Dates for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(3)    the Conversion Consideration (in the case of Physical Settlement) or due in respect of such VWAP Trading Day (in the case of Combination Settlement) includes any shares of the Common Stock, which, in either case, is calculated based on a Conversion Rate that is not adjusted on account of such event; and

(4)    such shares of Common Stock do not entitle their holder to participate in such event,

then on account of such conversion, the Company will treat such shares of Common Stock as outstanding, as of such record date, effective date or Offer Expiration Date, as applicable, and entitling the holder thereof to participate in such event:

(g)    Poison Pill. Whenever a Holder converts a Security, to the extent that the Company has a stockholder rights plan in effect, the Holder converting such Security will be entitled receive, to the extent any shares of Common Stock are deliverable, and in addition to any other consideration that the Holder was otherwise entitled to receive, in connection with such conversion, the rights under the stockholder rights plan, unless such rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed, to all holders of the Common Stock, Distributed Property as described in Section 4.05(c) hereof, subject to re-adjustment in the event of the expiration, termination or redemption of such rights.

(h)    Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made, and no such deferrals shall be made, (i) on the Effective Date for any Make-Whole Fundamental Change, and (ii) on the Conversion Date (in the case of Physical Settlement) or each VWAP Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement) for any Security (such ability to defer adjustments pursuant to this Section 4.05(h), the “Deferral Exception”).

(i)    Limitation on Adjustments. Except as stated in this Section 4.05, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.05(a) through (e) hereof would result in a decrease in the Conversion Rate, then no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split, share combination or a re-adjustment).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(1)    upon the issuance of shares of Common Stock at a price below the Conversion Price, except to the extent covered by the provisions described in Section 4.05(b);

(2)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(3)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(4)    upon the issuance of any shares of Common Stock pursuant to any right, option, warrant, or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Securities were first issued;

(5)    for a change in the par value of the Common Stock;

(6)    for any dividend or distribution of new common stock on the Common Stock, or exchange of new common stock for the Common Stock, as a result of a merger, sale or conveyance effected solely for the purpose of changing the Company’s jurisdiction of incorporation;

(7)    for a third-party tender offer for Common Stock by any party, other than a tender offer by one more of the Company’s Subsidiaries of the type covered by Section 4.05(e);

(8)    for any repurchase of shares of Common Stock in the open market by the Company (including by way of accelerated share repurchase or other derivatives) that does not constitute a tender offer or exchange offer of the type set forth in Section 4.05(e); or

(9)    for accrued and unpaid interest on the Securities, if any.

In addition, the Company will not undertake any transaction that would result in its being required, pursuant to this Indenture, to adjust the Conversion Rate such that the Conversion Price per share of Common Stock will be less than the par value per share of the Common Stock, unless the Company takes all corporate action which may, in the opinion of its counsel, be necessary in order that it may validly and legally issue shares of its Common Stock at such adjusted Conversion Rate.

(j)    For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.06    Discretionary and Voluntary Adjustments.

(a)    Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including during an Observation Period), the Company will make appropriate adjustments, if any, to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

(b)    Voluntary Adjustments. To the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market, the Company is permitted to increase the Conversion Rate of the Securities by any amount for a period of at least 20 business days if the Board of Directors determines that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event for United States federal income tax purposes.

Section 4.07    Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.

(a)    Increase in the Conversion Rate. If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, in the circumstances described in this Section 4.07, increase the Conversion Rate for such Securities to be converted by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.07. A conversion of Securities shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change to, and including, the Business Day immediately preceding the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not a Fundamental Change (or is an Exempted Fundamental Change), the 35th Trading Day immediately following the Effective Date for such Make-Whole Fundamental Change.

(b)    Cash Mergers. Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall satisfy its conversion obligation in accordance with Section 4.03 hereof (but subject to Section 4.08 hereof). However, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in Clause (2) of the definition of Fundamental Change is comprised entirely of cash, then, for any conversion of Securities with a Conversion Date occurring on or following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Security shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall, for each $1,000 principal amount of Securities converted, be deemed to be an amount of cash equal to the product of (i) the Conversion Rate in effect on the applicable Conversion Date (as increased by any number of Additional Shares required by this Section 4.07) and (ii) such Stock Price. In such event, the Company will pay such amount of cash to a converting Holder on the 10th Business Day following the applicable Conversion Date.

(c)    Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Securities in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)    Interpolation and Limits. The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(1)    If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices, and the earlier and later Effective Dates, as applicable, based on a 365 or 366-day year, as applicable.

(2)    If the Stock Price is greater than $225.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.07(d)(4) hereof), the Conversion Rate shall not be increased.

(3)    If the Stock Price is less than $43.50 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.07(d)(4) hereof), the Conversion Rate shall not be increased.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of the Additional Shares to exceed 22.9885 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.05 hereof.

(4)    The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise required to be adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.05.

(e)    Notices. The Company shall notify the Holders, and provide a copy of such notice to the Trustee, of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 4.08    Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)    Common Stock Change` Events. In the case of:

(1)    any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made (or would have been made but for the Deferral Exception) pursuant to Section 4.05(a) hereof);

(2)    any consolidation, merger, amalgamation or other binding share exchange involving the Company; or

(3)    any sale, transfer, lease, conveyance or other disposition to a third party of all or substantially all of the Company and its Subsidiaries’ assets, on a consolidated basis;

in each case as a result of which, the Common Stock would be converted into, or is exchanged for, or represent solely the right to receive, Capital Stock, other securities, other property or assets (including cash or any combination thereof) (such an event, a “Common Stock Change Event,” and such Capital Stock, other securities, other property or assets, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Securities,

(i)    from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Security, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 4 (or in any related definitions) were instead a reference to the same number of Reference Property Units; and (II) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity (or American depositary receipts in respect of common equity), if any, forming part of such Reference Property;

(ii)    if such Reference Property Unit consists entirely of cash, then the Company will be deemed to elect Cash Settlement in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event and will pay the cash due upon such conversions no later than the 10th Business Day after the relevant Conversion Date; and

(iii)    for these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Reference Property Unit will be deemed to be based on the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election (or if no holders of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received in such Common Stock Change Event by the holders of Common Stock). The Company will notify Holders and the Trustee of the composition of the Reference Property Unit as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture that (x) provides for subsequent adjustments to the Conversion Rate pursuant to Section 4.05 in a manner consistent with this Section 4.08; and (y) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 4.08(a). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(b)    Notice of Supplemental Indentures. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.08 shall similarly apply to successive Common Stock Change Events.

(c)    Prior Notice. In addition, at least 50 Scheduled Trading Days before any Common Stock Change Event, the Company shall give notice to Holders of such Common Stock Change Event, or, if the Company has not publicly announced such Common Stock Change Event at such time, as promptly as practicable after publicly announcing such Common Stock Change Event, and provide a copy of such notice to the Trustee. In any such notice, the Company shall also specify the composition of the Reference Property Unity for such Common Stock Change Event, or, if the Company has not determined the composition of such Reference Property Unit at such time, the Company will provide an additional notice to Holders that states the composition of such Reference Property Unit as promptly as practicable after determining its composition.

Section 4.09    Stock Issued Upon Conversion.

(a)    Reservation of Shares. To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

(b)    Certain other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.10    Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine any Settlement Amount, to calculate the Trading Price, to determine or calculate the

Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, either herein or in any supplemental indenture provided to be employed, in making the same, but may accept as conclusive evidence of such facts or the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate that the Company is obligated to deliver to the Trustee pursuant to Section 4.11(b), or determine whether the Securities are convertible. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 4.01(b) has occurred that makes the Securities eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 4.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 4.01(b). Neither the Trustee nor any Agent shall have any obligation to make any calculation or to determine whether the Securities may be surrendered for conversion, or to notify the Company, the Depositary or any Holders of the Securities if the Securities have become convertible. The Trustee and any other Conversion Agent shall have no responsibility for determination of the Daily Settlement Amounts (if applicable) or the Daily Conversion Values (if applicable). In addition, in no event shall the Trustee or Conversion Agent be responsible for making any calculations under this Indenture or for determining amounts to be paid or for monitoring any Stock Price. For the avoidance of doubt, the Trustee and the Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to the Daily VWAP, Trading Price, Daily Conversion Value, Daily Settlement Amount and Last Reported Sale Price. Nor shall the Trustee or the Conversion Agent be charged with knowledge of or have any duties to monitor any Measurement Period or Observation Period or determine whether the Securities are convertible or whether any adjustments to the Conversion Rate are required.

Section 4.11    Notice to Holders.

(a)    Notice to Holders Prior to Certain Actions. The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder and the Trustee containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(1)    Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.05(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.05(c) hereof (including any separation of rights from the Common Stock described in Section 4.05(g) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.05(d) hereof, then the Company shall deliver to the Holders, as promptly as possible, but in any event at least 50 Scheduled Trading Days prior to the applicable Ex-Dividend Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders notice if the consideration included in such issuance, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, dividend or distribution, as the case may be, changes.

(2)    Tender and Exchange Offers. If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 4.05(e) hereof, the Company shall deliver to the Holders on the day it announces such tender or exchange offer, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional notice (i) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on EDGAR (or any successor thereto), and, (ii) whenever the Company files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on EDGAR (or any successor thereto).

(3)    Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.06(b), the Company shall deliver notice to the Holders at least 15 days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Conversion Rate will be increased.

(4)    Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders as promptly as possible, but in any event at least 50 Scheduled Trading Days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(b)    Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.05, 4.06 or 4.07 hereof, the Company will (i) file with the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holders stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.

ARTICLE 5.

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01    List of Holders; Preservation of Information.

(a)    The Company will furnish or cause to be furnished to the Trustee (i) within 15 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (ii) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished in the event the Trustee shall be the Security Registrar.

(b)    The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01(a) and as to the names and addresses of Holders received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(c)    The Trustee may destroy any list furnished to it as provided in Section 5.01(a) upon receipt of a new list so furnished.

Section 5.02    Payment of Principal, Interest and Fundamental Change Purchase Price. The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price), and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 5.03    Maintenance of Office or Agency. The Company will maintain in the continental United States an office of the Paying Agent, an office of the Security Registrar and an office or agency where Securities may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate as coregistrars one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian and Conversion Agent and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section 5.04    Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.05    Provisions as to Paying Agent. If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.05:

(1)    that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, and the Fundamental Change Purchase Price for, the Securities in trust for the benefit of the holders of the Securities;

(2)    that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Purchase Price for, the Securities when the same shall be due and payable; and

(3)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, and Fundamental Change Purchase Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, or Fundamental Change Purchase Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(a)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, or Fundamental Change Purchase Price for, the Securities when the same shall become due and payable.

(b)    Anything in this Section 5.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.05, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(c)    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, any Security and remaining unclaimed for two years after such principal, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, such Security has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 5.06    Reports. The Company will file with the Trustee, within 15 days after it is required to file the same with the SEC (after giving effect to any applicable grace period as set forth in Rule 12b-25 under the Exchange Act, or any successor rule), copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.06 at the time of such filing through the EDGAR system (or such successor thereto). The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed through the EDGAR system (or such successor thereto). Notwithstanding anything to the contrary, the Company will in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is seeking, or has received, confidential treatment from the Commission.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants hereunder or with respect to any reports or other documents filed with the Commission or EDGAR or any website under this Indenture, or participate in any conference calls.

Section 5.07    No Layering of Debt. The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Securities; provided, however, that, the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any liens or guarantees arising or created in respect of some but not all of such Senior Indebtedness. No such indebtedness will be considered to be contractually subordinated or junior in right of payment to any Senior Indebtedness of the Company by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Section 5.08    Statements as to Defaults. The Company shall deliver to the Trustee, as soon as reasonably practicable but in no event later than thirty days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto. Such Officer’s Certificate shall also comply with any additional applicable requirements set forth in Section 13.13(b). In addition, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate (that need not comply with Section 13.13(b)) signed by the principal executive officer, the principal financial officer, or the principal accounting officer of the Company, stating whether or not the signer thereof has knowledge of any default in the Company’s performance or observance of any of the terms, provisions, conditions and covenants of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if so, specifying all such Defaults or Events of Default, as applicable, and the nature and status thereof of which the Company may have knowledge.

Section 5.09    Additional Interest and Supplementary Interest Notices. If Additional Interest or Supplementary Interest is payable by the Company pursuant to Section 5.13 or 6.03 hereof, the Company shall deliver to the Trustee an Officer’s Certificate prior to the Regular Record Date for each applicable Interest Payment Date to that effect stating (a) the amount of such Additional Interest or Supplementary Interest, as applicable, that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest or Supplementary Interest is payable. If the Company has paid Additional Interest or Supplementary Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 5.10    Covenant Not to Take Certain Actions. In addition, the Company will not undertake any transaction that would result in the Company being required, pursuant to this Indenture, to adjust the Conversion Rate such that the Conversion Price per share of the Common Stock will be less than the par value of the Common Stock.

Section 5.11    Appointment to Fill Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Sections 11.09 and 11.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.12    Rule 144A Information. If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Securities or shares of Common Stock issuable upon conversion of the Securities are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act), then the Company (or its successor) will promptly provide, upon written request, to any Holder, beneficial owner or prospective purchaser of such Securities or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares pursuant to Rule 144A under the Securities Act. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Securities or shares may reasonably request to enable such Holder or beneficial owner to sell such Securities or shares pursuant to Rule 144A under the Securities Act.

Section 5.13    Additional Interest.

(a)    If, at any time during the six month period beginning on, and including, the date that is six months after the Last Original Issue Date of any Security,

(1)    the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder); or

(2)    such Security is not otherwise Freely Tradable, then Additional Interest will accrue on such Security for each day during such period on which such failure is continuing or such Security is not Freely Tradable.

(b)    In addition, Additional Interest will accrue on a Security on each day on which such Security is not Freely Tradable on or after the Free Trade Date of such Security.

(c)    Any Additional Interest that accrues on a Security pursuant to Section 5.13(a) will be payable on the same dates and in the same manner as the stated interest on such Security and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which Additional Interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof; provided, however, that in no event will Additional Interest, together with any Supplemental Interest, accrue on any day on a Security at a combined rate per annum that exceeds 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest. For the avoidance of doubt, any Additional Interest that accrues on a Security will be in addition to the stated interest that accrues on such Security and, subject to the proviso of the immediately preceding sentence, in addition to any Supplementary Interest that accrues on such Security.

(d)    The Company will send notice to the Holder of each Security, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Security. In addition, if Additional Interest accrues on any Security, then, no later than five Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Security on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

(e)    The Company will use commercially reasonable efforts to prevent any of its affiliates from acquiring any Security (or any beneficial interest therein).

ARTICLE 6.

REMEDIES

Section 6.01    Events of Default. Each of the following events shall be an “Event of Default” wherever used with respect to the Securities:

(a)    default in any payment of interest on any Security when due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by Article 10 hereof;

(b)    default in the payment of the principal of any Security (including the Fundamental Change Purchase Price) when due and payable on the Maturity Date, upon required purchase, upon declaration of acceleration or otherwise, whether or not such payment is prohibited by Article 10 hereof;

(c)    failure by the Company to comply with its obligations under Article 4 hereof to convert the Securities upon exercise of a Holder’s conversion right, whether or not compliance with such obligations is prohibited by Article 10 hereof, and such failure continues for five Business Days;

(d)    failure by the Company to issue a notice in accordance with the provisions of Section 4.01(b)(4) hereof or Section 3.01(b) hereof when due and such failure continues for a period of five Business Days;

(e)    failure by the Company to comply with its obligations under Article 9 hereof;

(f)    failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Securities or this Indenture, which notice shall state that it is a “Notice of Default” hereunder;

(g)    default by the Company or any of the Company’s Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50,000,000 (or its foreign currency equivalent at the time) in the aggregate of the Company and/or any of the Company’s Subsidiaries, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal (or any unpaid interest that is due in connection with any failure to pay any such principal in excess of $50,000,000) of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace periods, if such default is not cured or waived, or such indebtedness is not paid or discharged, or such acceleration is not rescinded or annulled, as the case may be, within 30 days after written notice is delivered to the Company by the Trustee or is delivered to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Securities then outstanding, in accordance with this Indenture;

(h)    a final judgment for the payment of $50,000,000 (or its foreign currency equivalent at the time) or more (excluding any amounts covered by insurance or bond) rendered against the Company or any of the Company’s Subsidiaries by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)    the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

Section 6.02    Acceleration; Rescission and Annulment.

(a)    If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company)), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately, and upon any such acceleration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Securities shall be immediately due and payable.

(b)    The Holders of a majority in principal amount of the outstanding Securities may waive all existing and past defaults (except with respect to non-payment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the non-payment of the principal of and interest on the Securities that have become due solely by such acceleration, have been cured or waived and all amounts owing to the Trustee have been paid.

Section 6.03    Supplementary Interest.

(a)    Notwithstanding any provisions of this Indenture to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with Section 5.06 hereof (a “Reporting Event of Default”), will, for the first 360 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive additional interest on the Securities at a rate per year equal to 0.25% per annum of the principal amount of the Outstanding Securities for each day during the first 180 days after the occurrence of such Reporting Event of Default and 0.50% per annum of the principal amount of the Outstanding Securities for each day from, and including, the 181st to, and including, the 360th day following the occurrence of such Reporting Event of Default (“Supplementary Interest”), payable semi-annually in arrears at the same time and in the same manner as regular interest on the Securities pursuant to Section 2.04, during which such Reporting Event of Default is continuing (and has neither been waived nor cured).

(b)    On the 361st day after the date on which such Reporting Event of Default first occurred (if such Reporting Event of Default has not been cured or waived prior to such 361st day), the Securities will be subject to acceleration as provided in Section 6.02 hereof. In the event the Company does not so elect to pay Supplementary Interest in connection with a Reporting Event of Default, the Securities will be subject to acceleration as provided in Section 6.02 hereof. For the avoidance of doubt, any Supplementary Interest that accrues on a Security will be in addition to the stated interest that accrues on such Security and in addition to any Additional Interest that accrues on such Security pursuant to Section 5.13; provided, however, that in no event will Supplementary Interest that accrues in accordance with the provisions described in this Section 6.03, together with Additional Interest that accrues pursuant to the provisions described in Section 5.13 as a result of the Company’s failure to timely file any report (other than Form 8-K reports) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder), accrue on a Security at a combined rate that exceeds 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

(c)    In order to elect to pay Supplementary Interest as the sole remedy during the 360-day period after the occurrence of a Reporting Event of Default, in accordance with this Section 6.03, the Company must notify all Holders and the Trustee and Paying Agent of such election prior to the beginning of such 360-day period. Upon the Company’s failure to timely give such notice, the Securities will be immediately subject to acceleration as provided in Section 6.02 hereof.

Section 6.04    Waiver of Past Defaults If an Event of Default or a Default occurs, other than (a) an uncured Event of Default described in Sections 6.01(a), (b) and (c) hereof or (b) a Default in respect of a provision that under Section 8.02 hereof that cannot be amended without the consent of each affected Holder, the Holders of a majority in aggregate principal amount of the then Outstanding Securities may waive such Event of Default or Default and all of its consequences hereunder. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured, and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.05    Control by Majority. Holders of a majority in principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Article 11, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action. The Trustee may take other action not inconsistent with such direction.

Section 6.06    Limitation on Suits. Subject to Section 6.07 hereof, no Holder may pursue a remedy with respect to this Indenture or the Securities unless:

(a)    such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b)    the Holders of at least 25% of the aggregate principal amount of the then Outstanding Securities deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c)    such Holder or Holders have offered and, if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d)    the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of security or indemnity; and

(e)    during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities did not deliver to the Trustee a direction that, in the opinion of the Trustee, was inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 6.07    Rights of Holders to Institute Suit. Notwithstanding anything to the contrary in this Indenture or the Securities, the right of each Holder of a Security to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 4 upon conversion of, such Security on or after the respective due dates therefor provided in this Indenture and the Securities, will not be impaired or affected without the consent of such Holder.

Section 6.08    Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.01(a), 6.01(b) or 6.01(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Fundamental Change Purchase Price for, and the consideration due upon the conversion of, the Securities, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.06.

Section 6.09    Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, or any holder of Senior Indebtedness, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or any holder of Senior Indebtedness, or to authorize the Trustee to vote in respect of the claim of any Holder or any holder of Senior Indebtedness in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 6.11    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13    Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.14    Priorities. After an Event of Default, any money or property distributable in respect of the Company’s obligations under this Indenture, or if the Trustee collects any money or property pursuant to this Article 6, it will pay out the money or distribute the property in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 11.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the holders of Senior Indebtedness to the extent required by Article 10:

THIRD: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Fundamental Change Purchase Price for, and any cash due upon conversion of, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

FOURTH: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.14. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.15    Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, any Security on or after the due date expressed or provided for in this Indenture or to any suit for the enforcement of the right to convert any Security in accordance with the provisions of Article 4 hereof.

Section 6.16    Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 7.

SATISFACTION AND DISCHARGE

Section 7.01    Satisfaction and Discharge of this Indenture. When (a) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash (or, solely to settle amounts due with respect to outstanding conversions, if applicable, any other Conversion Consideration) sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder and the Company’s obligations in connection therewith), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 7.02    Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04 hereof, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Securities, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment, settlement or redemption of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03    Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies and shares of Common Stock, if any, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock.

Section 7.04    Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05    Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 8.

SUPPLEMENTAL INDENTURES

Section 8.01    Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)    cure any ambiguity, omission, defect or inconsistency in this Indenture or the Securities, that does not materially adversely affect Holders of the Securities, as determined in good faith by the Company;

(b)    conform the terms of this Indenture or the Securities to the description thereof in the Offering Memorandum, as supplemented by the Pricing Term Sheet related to the offering of the Securities;

(c)    to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture;

(d)    enter into any supplemental indentures pursuant to, and in accordance with, the provisions in Section 4.08 in connection with a Common Stock Change Event;

(e)    irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Security pursuant to Section 4.03.

(f)    to add guarantees with respect to the Securities;

(g)    to secure the Securities;

(h)    to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Company by this Indenture;

(i)    to make any other change that does not adversely affect the rights of any Holder;

(j)    to provide for a successor Trustee;

(k)    to comply with the Applicable Procedures of the Depositary; or

(l)    to comply with any requirement of the Commission in connection with any qualification of this Indenture under the Trust Indenture Act.

Section 8.02    Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)    reduce the percentage in aggregate principal amount of Securities Outstanding necessary to waive any past Default or Event of Default;

(b)    reduce the rate of interest on any Security or extend the time for payment of interest on any Security;

(c)    reduce the principal of any Security or extend the Maturity Date;

(d)    change the place or currency of payment on any Security;

(e)    make any change that impairs or adversely affects the conversion rights of any Securities;

(f)    reduce the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the Holders of the Securities the Company’s obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(g)    impair the right of any Holder of Securities to bring suit for the enforcement of its right to receive payment of principal of, and interest, if any, on, its Securities, or receive payment or delivery, as the case may be, of the consideration due upon conversion of its Securities on or after the due dates therefore;

(h)    modify the ranking provisions of this Indenture in a manner that is adverse to the Holders of the Securities;

(i)    make any change to Article 10 hereof if such change would adversely affect the rights of Holders of the Securities; or

(j)    make any change to this Article 8 that requires each Holder’s consent or in the waiver provisions in Section 6.04 hereof.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 8.03    Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 becomes effective, the Company shall send to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 8.04    Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 8 or of Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.05    Securities Affected by Supplemental Indentures. Additional Securities affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article 8 or of Article 9, may bear a notation in form approved by the Company, provided such form meets the requirements of any securities exchange upon which such Securities may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, additional Securities so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

Section 8.06    Execution of Supplemental Indentures. Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders required to consent thereto, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Sections 11.01 and 11.02, shall receive an Officer’s Certificate and an Opinion of Counsel or reliance letter as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by the terms of this Article and that all conditions precedent to the execution of the supplemental indenture have been complied with, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE 9.

SUCCESSOR COMPANY

Section 9.01    Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 9.03, the Company shall not consolidate, merge or amalgamate with or into or be party to any binding share exchange, or sell transfer, lease, convey or otherwise dispose of all or substantially all of the Company and its Subsidiaries’ assets, on a consolidated basis, to another Person (excluding any transfer of assets between or among the Company and any one or more of its Wholly-Owned Subsidiaries), unless:

(a)    the resulting, surviving, transferee or successor Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture as applicable to the Securities;

(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c)    the Company provides the Trustee with an Officer’s Certificate and Opinion of Counsel.

Upon any such consolidation, merger, amalgamation, sale, transfer, lease, conveyance or disposition, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture, and the Company shall be discharged from its obligations under the Securities and this Indenture except in the case of any such lease.

A sale, transfer, lease, conveyance or other disposition to one or more Subsidiaries of the Company shall not be deemed a conveyance, transfer, lease or other disposal to a Person other than the Company and shall not be subject to this Section 9.01.

Section 9.02    Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer, lease or other disposal and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price), if any, accrued and unpaid interest and accrued and unpaid Supplementary Interest, if any, on all of the Securities, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a sale, transfer, lease, conveyance or other disposition to one or more of the Subsidiaries of the Company, the Securities will remain convertible into shares of Common Stock, if any, in accordance with Article 4 hereof (and subject to adjustment (if any) in accordance therewith) and except as provided in Section 4.08. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor

Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

In case of any such amalgamation, consolidation, merger, conveyance, transfer, lease or other disposal, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 9.03    Opinion of Counsel to Be Given to Trustee. In the case of any such amalgamation, merger, consolidation, conveyance, transfer, lease or other disposal the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer, lease or other disposal and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 9.

ARTICLE 10.

SUBORDINATION

Section 10.01    Agreement to Subordinate. The Company agrees, and each Holder by accepting a Security agrees, that the payment of principal of, interest and Supplementary Interest, if any, on, the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Obligations due in respect of existing and future Senior Indebtedness, including Senior Indebtedness created, incurred, assumed or guaranteed after the Issue Date.

Section 10.02    Liquidation; Dissolution; Bankruptcy. The holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Indebtedness (including, with respect to Designated Senior Indebtedness, any interest accruing after the commencement of any proceeding described in this Section 10.02 at the rate specified in the applicable Designated Senior Indebtedness, whether or not interest is an allowed claim enforceable against the Company in such proceeding) before the Holders shall be entitled to receive any payment with respect to the Securities, including any amount payable upon acceleration of the Securities, any payment to acquire any of the Securities for cash, property or securities or any distribution with respect to the Securities of any cash, property or securities (except that, anything in this Indenture to the contrary notwithstanding, Holders may receive and retain payments in cash, Permitted Junior Securities, and, if applicable, deliveries of securities of the Company or Reference Property made out of the same deposited with the Trustee pursuant to Article 6 or Article 7), in the event of any distribution to creditors of the Company: (a) in any liquidation or dissolution of the Company; (b) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property; (c) in an assignment for the benefit of the Company’s creditors; or (d) any marshaling of the Company’s assets and liabilities.

Section 10.03    Default on Designated Senior Indebtedness.

(a)    The Company shall not make any payment or distribution to the Trustee or any Holder in respect of any obligations with respect to the Securities, including any amount payable upon acceleration of the Securities (except that, anything in this Indenture to the contrary notwithstanding, Holders may receive and retain payments in cash, Permitted Junior Securities and, if applicable, deliveries of securities of the Company or Reference Property made out of the same deposited with the Trustee pursuant to Article 6 or Article 7) if: (i) a payment default on Designated Senior Indebtedness occurs and is continuing; or (ii) any other default (a “Non-Payment Default”) occurs and is continuing on any series of Designated Senior Indebtedness that permits holders of that series of Designated Senior Indebtedness to accelerate its maturity and the Trustee receives actual notice of such default (a “Payment Blockage Notice”) from the Company, a Senior Debt Agent for such Designated Senior Indebtedness or the holders of at least a majority of the outstanding principal amount of such Designated Senior Indebtedness.

(b)    The Company may and shall resume payments on, and distributions in respect of, the Securities: (i) in the case of a payment default in respect of Designated Senior Indebtedness, upon the date on which such default is cured or waived; and (ii) in the case of a Non-Payment Default in respect of Designated Senior Indebtedness, upon the earlier of (x) the date on which such Non-Payment Default is cured or waived and (y) 179 days after the date on which the applicable Payment Blockage Notice is received. In addition, no new Payment Blockage Notice may be delivered unless and until: (1) at least 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and (2) all scheduled payments of principal of, interest and Supplementary Interest, if any, on, the Securities that have come due have been paid in full in cash.

(c)    No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

(d)    If the Trustee or any Holder receives any payment of any obligations with respect to the Securities (except, anything in this Indenture to the contrary notwithstanding, that Holders may receive and retain payments in cash, Permitted Junior Securities and, if applicable, deliveries of securities of the Company or Reference Property made out of the same deposited with the Trustee pursuant to Article 6 or Article 7) when: (i) the payment is prohibited by this Article 10 and (ii) the Trustee or such Holder has actual knowledge that the payment is prohibited, the Trustee or such Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Indebtedness. Upon the proper written request of the holders of Senior Indebtedness, the Trustee or such Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Indebtedness or their proper representative.

(e)    Notwithstanding anything to the contrary in this Section 10.03, the issuance and delivery of shares of the Common Stock and cash in lieu of any fractional share of the Common Stock upon conversion of any Security in accordance with this Indenture will be deemed not to constitute a payment or distribution on or with respect to any Security or a purchase or other acquisition of any Security.

Section 10.04    Acceleration of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 10.05    When Distribution Must Be Paid Over. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06    Notice by the Company. The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any obligations with respect to the Securities to violate this Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 10.

Section 10.07    Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other indebtedness pari passu with the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Securities.

Section 10.08    Relative Rights. This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

(a)    impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, and interest and Supplementary Interest, if any, on, the Securities in accordance with their terms;

(b)    affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

(c)    prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

If the Company fails because of the prohibitions in this Article 10 to pay principal of, or interest or Supplementary Interest, if any, on, or comply with its obligations to convert, a Security on the due date, whether such failure is a Default or Event of Default, as applicable, will be determined without regard to such prohibitions.

Section 10.09    Subordination May Not Be Impaired by the Company. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10    Rights of Trustee and Paying Agent. Notwithstanding this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 10. Before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security or cash amounts due upon conversion otherwise subject to this Article 10) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Only the Company may give the notice. Nothing in this Article 10 shall apply to or impair the claims of, or payments to, the Trustee under or pursuant to Section 11.06.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any of the Conversion Agent, Paying Agent, Bid Solicitation Agent and Registrar may do the same with like rights.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company or a Senior Debt Agent to establish that such notice has been given by a holder of such Senior Indebtedness of the Company or such Senior Debt Agent. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company or such Senior Debt Agent to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held or represented by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Section 10.11    Authorization to Effect Subordination. Each Holder, by the Holder’s acceptance of the Securities, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.10 hereof at least 30 days before the expiration of the time to file such claim, the Senior Debt Agents are hereby authorized to file an appropriate claim for and on behalf of the Holders.

ARTICLE 11.

CONCERNING THE TRUSTEE

Section 11.01    Certain Duties and Responsibilities of Trustee.

(a)    The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform with respect to the Securities such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (that has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default with respect to that series that may have occurred:

(a)    the duties and obligations of the Trustee shall with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)    in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(4)    none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

(c)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a) and (b) of this Section 11.01.

Section 11.02    Certain Rights of Trustee. Except as otherwise provided in Section 11.01:

(a)    The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by any Officer (unless other evidence in respect thereof is specifically prescribed herein);

(c)    The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee satisfactory security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived), to exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(e)    The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the Holders of not less than a majority in principal amount of the Outstanding Securities and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)    [Reserved];

(i)    In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(j)    The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the

Trustee in its sole discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(k)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(l)    In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default other than a Default or an Event of Default relating to the failure to pay the interest on, or the principal of, the Securities, until the Trustee shall have received written notification in the manner set forth in this Indenture from the Company or by the Holders of at least 25% of the aggregate principal amount of the Securities or a Responsible Officer of the Trustee shall have obtained actual knowledge.

(m)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

(n)    The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, each Agent, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(o)    The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officer’s Certificates, Company orders, requests, and any other matters or directions pursuant to this Indenture.

(p)    The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

Section 11.03    Trustee Not Responsible for Recitals or Issuance or Securities.

(a)    The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in the Offering Memorandum or other disclosure material prepared or distributed with respect to the issuance of the Securities.

(b)    The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Indenture or of the Securities.

(c)    The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company but the Trustee may require full information and advice as to the performance of the aforementioned covenants. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities. The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law. The Trustee shall have no obligation to independently determine or verify if any Fundamental Change, Make Whole Fundamental Change, Common Stock Change Event, or any other event has occurred or notify the Holders of any such event.

Section 11.04    Trustee May Hold Securities. The Trustee, any Agent, or any Paying Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities or may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

Section 11.05    Moneys Held in Trust. Subject to the provisions of Section 7.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree to in writing with the Company to pay thereon.

Section 11.06    Compensation and Reimbursement.

(a)    The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability, damage, claim, fee, cost or expense incurred without negligence or willful misconduct on the part of the Trustee as finally adjudicated by a court of competent jurisdiction and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses (including reasonable attorneys’ fees and court costs) of defending itself against any claim of liability in the premises (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or including reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification.

(b)    The obligations of the Company under this Section 11.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.

(c)    To ensure the Company’s payment obligations in this Section 11.06, the Trustee shall have a lien prior to the Securities on all funds or property held or collected by the Trustee, except that held in trust to pay principal of or interest on the Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(i) or (j), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law. The Trustee’s right to receive payment of any amounts due under this Section 11.06 shall not be subordinate to any other liability or indebtedness of the Company. The provisions of this Section 11.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee. “Trustee” for the purposes of this Section 11.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder, provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 11.07    Reliance on Officer’s Certificate. Except as otherwise provided in Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 11.08    Corporate Trustee Required; Eligibility. There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial, or District of Columbia authority.

If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 11.08, the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.09.

Section 11.09    Resignation and Removal; Appointment of Successor.

(a)    The Trustee or any successor hereafter appointed may at any time resign with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Securities by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Holders who has been a bona fide holder of a Security or Securities for at least six months may on behalf of that Holder and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)    In case at any time any one of the following shall occur:

(1)    the Trustee shall cease to be eligible in accordance with the provisions of Section 11.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(2)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company.

(d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.10.

Section 11.10    Acceptance of Appointment by Successor.

(a)    In case of the appointment hereunder of a successor trustee, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b)    Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 11.10, as the case may be.

(c)    No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 11.

(d)    Upon acceptance of appointment by a successor trustee as provided in this Section 11.10, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Security Register. If the Company fails to transmit such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 11.11    Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, including the administration of the trust created by this Indenture, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 11.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 11.12    Notice of Default. If any Default occurs and is continuing and if such Default is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to each Holder notice of the Default, including a description thereof, within 90 days after it occurs, unless such Default has been cured; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

ARTICLE 12.

CONCERNING THE HOLDERS

Section 12.01    Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a majority or specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing.

If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by such Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

Section 12.02    Proof of Execution by Holders. Subject to the provisions of Section 11.01, proof of the execution of any instrument by a Holder (such proof will not require notarization) or such Holder’s agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)    The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)    The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

The Trustee may require such additional proof of any matter referred to in this Section 12.02 as it shall deem necessary.

Section 12.03    Who May be Deemed Owners. Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Security Registrar as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.04) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

Section 12.04    Certain Securities Owned by Company Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, the Securities that are owned by the Company or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities that the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 12.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 12.05    Actions Binding on Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 12.01, of the taking of any action by the Holders of the majority or percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security that is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 12.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the Holders of the majority or percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities.

ARTICLE 13.

MISCELLANEOUS

Section 13.01    Effect on Successors and Assigns. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities will bind their respective successors.

Section 13.02    Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

In addition, the Company: (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or any Securities, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.03    No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.04    Separability. In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Securities, but this Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.05    Withholding Taxes. Notwithstanding anything to the contrary, if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Security.

Section 13.06    Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Securities.

These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAP of the Common Stock, accrued interest payable on the Securities and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

Whenever the Company is required to calculate the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 13.07    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.08    Notices. Except as otherwise expressly provided herein, any notice, request or demand that by any provision of this Indenture is required or permitted to be given, made or served by the Trustee, the Security Registrar, any paying or other agent under this Indenture, the Holders or any other Person pursuant to this Indenture to or on the Company, may be given or served by being in writing and sent by electronic transmission or deposited in first class mail, postage prepaid, or by nationally recognized overnight delivery service guaranteeing next day delivery, addressed (until another address is filed in writing by the Company with the Trustee), to the Company as follows: Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, OH 44125-5370, Attention: General Counsel. Any notice, election, request or demand by the Company or any Holder or by any other Person pursuant to this Indenture to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

The Company or the Trustee, by notice given to the other in the manner provided in this Section 13.08, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in this Section 13.08, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent. Each notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Registrar or the Conversion Agent, as the case may be, to the Company.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

Section 13.09    The Trustee. The recitals in this Indenture are made by the Company only and not by the Trustee.

Section 13.10    No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Security, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 13.11    Actions by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

Section 13.12    Surrender of Company Powers. The Company by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

Section 13.13    Certificates as to Conditions Precedent.

(a)    Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel or reliance letter, stating that all conditions precedent provided for in this Indenture (other than the certificate to be delivered pursuant to Section 5.08) relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate need be furnished; provided, however, that no Opinion of Counsel or reliance letter shall be required in connection with the issuance of Securities on the date on which the Securities are originally issued or deemed issued as set forth on the face of such Securities.

(b)    Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture (other than the certificate to be delivered pursuant to Section 5.08) shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.14    Payments on Business Days. In any case where the Maturity Date or Interest Payment Date or Fundamental Change Purchase Date of any Security shall not be a Business Day, then payment of interest, principal (and premium, if any) or repurchase price due on such date may be made on the next succeeding Business Day with the same force and effect as if made on the nominal Maturity Date, Interest Payment Date or Fundamental Change Purchase Date, and no interest shall accrue for the period after such nominal date as a result of such delay.

Section 13.15    U.S.A Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.16    Force Majeure. In no event shall the Trustee, the Security Registrar, any Paying Agent or any other agent under this Indenture be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee, the Security Registrar, any Paying Agent or any other agent under this Indenture shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.17    Table of Contents; Headings. The table of contents and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any of the terms or provisions hereof.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CHART INDUSTRIES, INC.

By:	/s/ Jillian Evanko

Name:	Jillian C. Evanko
Title:	Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.07 based on the Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$43.50	$50.00	$58.73	$65.00	$75.00	$85.00	$100.00	$125.00	$175.00	$225.00
November 6, 2017	5.9600	4.6324	3.4122	2.7908	2.0771	1.5846	1.0928	0.6235	0.2090	0.0327
November 15, 2018	5.9600	4.5786	3.3116	2.6748	1.9537	1.4653	0.9880	0.5473	0.1771	0.0278
November 15, 2019	5.9600	4.5138	3.1904	2.5357	1.8077	1.3256	0.8677	0.4622	0.1427	0.0219
November 15, 2020	5.9600	4.4158	3.0261	2.3528	1.6216	1.1525	0.7237	0.3653	0.1062	0.0160
November 15, 2021	5.9600	4.2578	2.7894	2.0989	1.3749	0.9322	0.5505	0.2578	0.0697	0.0102
November 15, 2022	5.9600	4.0014	2.4308	1.7283	1.0368	0.6494	0.3485	0.1482	0.0381	0.0056
November 15, 2023	5.9600	3.5720	1.8292	1.1380	0.5609	0.3009	0.1397	0.0556	0.0153	0.0024
November 15, 2024	5.9600	2.9714	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:]

THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY WILL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[For “restricted” Securities, include the following legend:]

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. 1

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN.

[1]	This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Security at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to the within-mentioned Indenture.

No.:	[ ]
CUSIP:	[ ] [Insert for a “restricted” CUSIP number: 2]
ISIN:	[ ] [Insert for a “restricted” ISIN number: 2]

Principal Amount $[            ]

[as revised by the Schedule of Increases

and Decreases in the Global Security attached hereto]3

Chart Industries, Inc.

1.00% Convertible Senior Subordinated Notes due 2024

Chart Industries, Inc., a Delaware corporation, promises to pay to [            ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of [add principal amount in words] Dollars ($[            ]) on November 15, 2024 (the “Maturity Date”).

Interest Payment Dates:	May 15 and November 15, beginning on [ ].

Regular Record Dates:	May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

[2]	This Security will be deemed to be identified by CUSIP No. [___] and ISIN No. [___] from and after such time when the Company delivers, pursuant to the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the “restricted” Security legend affixed to this Security.
[3]	Include for Global Securities only.

IN WITNESS WHEREOF, CHART INDUSTRIES, INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dated:

CHART INDUSTRIES, INC.

By:
Name:
Title:

[Trustee’s Certificate of Authentication Follows]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Dated:

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

CHART INDUSTRIES, INC.

1.00% Convertible Senior Subordinated Notes due 2024

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture dated as of November 6, 2017 (herein called the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is not subject to redemption at the option of the Company prior to the Maturity Date.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security will have the right, at such Holder’s option, to require the Company to purchase this Security, or any portion of this Security with a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

This Security is not subject to redemption at the option of the Company and does not benefit from a sinking fund.

The payment of principal of, interest and Supplementary Interest, if any, on, this Security is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash or Cash Equivalents of all Obligations due in respect of existing and future Senior Indebtedness, including Senior Indebtedness created, incurred, assumed or guaranteed after the Issue Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding August 15, 2024, and (ii) on or after August 15, 2024, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Security or a portion of this Security with a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, into an cash. Shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, determined in accordance with Article 4 of the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory security or indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction that, in the opinion of the Trustee, is inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), interest on and the amount of cash or combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, OH 44125-5370, Attention: General Counsel.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM - as tenants in common	UNIF GIFT MIN ACT – Uniform Gifts to Minors Act – Minor

TEN ENT - as tenants by the entireties	Custodian – Cust

JT TEN - as joint tenants with right of Survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security: $[            ]

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	principal amount of Global Security after Increase or Decrease	Notation by Registrar or Security Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:    Chart Industries, Inc.

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (with a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash or a combination of cash and shares of Common Stock, if any, as the case may be, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Securities representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

Fill in for registration of any shares of Common Stock and Securities if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address
(including zip code number)

Social Security or other Taxpayer
Identifying Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

To:    Chart Industries, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Chart Industries, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (i) the entire principal amount of this Security, or the portion thereof (with a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number principal amount to be repaid (if less than all):
$ ,000

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

For value received                 hereby sell(s), assign(s) and transfer(s) unto                 (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                 to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee

TRANSFEROR ACKNOWLEDGEMENT

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

If the within Security bears a “restricted” Security legend, the undersigned further certifies that (check one):

1. ☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2. ☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3. ☐	Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Security is being transferred to a Person that the undersigned reasonably believes is purchasing the within Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4. ☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature Guarantee Medallion Program)

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGEMENT

The undersigned represents that it is purchasing the within Security for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Security on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title: